EXHIBIT 10.49

                                CREDIT AGREEMENT


Dated Effective as of:    February 13, 2004

Parties:                  ALBERTSON'S, INC.                         ("Borrower")

And:                      U.S. BANK NATIONAL ASSOCIATION              ("Lender")


                                    ARTICLE I
                               CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     "Access Laws" means the Americans With Disabilities Act of 1990; the Fair Housing Amendments Act of 1988; all other federal, state and local laws or ordinances related to disabled access; and all statutes, rules, regulations, ordinances, orders of governmental bodies and regulatory agencies and orders and decrees of any court adopted, enacted or issued with respect thereto; all as now existing or hereafter amended or adopted.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

     "Agreement" means this Credit Agreement.

     "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or external counsel.

     "Basis Points" means the mathematical expression of one percent expressed in terms of 100 basis points being equal to one percent.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "Borrower" means Albertson's, Inc. a Delaware corporation.

     "Borrower's Authorized Representative" means any one of those persons identified by Borrower to Lender on Exhibit F attached hereto and made part hereof and any other persons in writing from time to time.

     "Borrowing  Date" means any date on which a Revolving  Advance occurs under
Article III.

     "Business Day" means a day that commercial banks are open for business in Boise, Idaho.

     "Change of Control" means any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said
Act) of 40% or more of the outstanding shares of common stock of Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of Borrower on the first day of such period shall cease to constitute a majority of the board of directors of Borrower.

     "Closing Date" means February 13, 2004.

     "Code" means the Internal Revenue Code of 1986.

     "Commitment" means Lender's agreement to make loans under Section 3.1 and the agreement to issue Letters of Credit in its sole discretion under Section 4.1.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit E.

CREDIT AGREEMENT                                                        Page 1

     "Consolidated Interest Expense" means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, all interest, premium payments, fees, charges and related expenses of Borrower and its Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets, to the extent treated as interest in accordance with GAAP, net of interest income, and the portion of rent expense with respect to capitalized lease obligations that is treated as interest in accordance with GAAP, and any construction period interest paid and capitalized; but excluding amortization of discount and deferred debt expense as determined in accordance with GAAP.

     "Consolidated Rental Expense" means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis the aggregate rental expense (including any contingent or percentage rental expense and any rent offsets, as applicable) of Borrower and its Subsidiaries on a consolidated basis for such period in respect of all rent obligations under all operating leases for rent or personal property minus any rental income of Borrower and its Subsidiaries on a consolidated basis for such period (including licensee related income from licensees operating on the store premises of Borrower and its Subsidiaries).

     "Consolidated Subsidiaries" means at any date any Subsidiary or other Person the accounts of which would be consolidated with those of Borrower in its consolidated financial statements as of such date.

     "Continuing Reimbursement Agreement for Letters of Credit" means the agreement substantially in the form of Exhibit C attached hereto and made part hereof.

     "Default" means any Event of Default or any event which with the giving of notice or the passage of time, or both, if not cured, would constitute an Event of Default.

     "Default Rate" means Lender's Prime Rate.

     "EBITDAR" means, for any period, for Borrower and its Subsidiaries on a consolidated basis, an amount equal to (i) the sum of (a) net earnings before One Time Charges for such period, (b) all income taxes for such period, (c) Consolidated Interest Expense for such period, (d) depreciation and amortization expense for such period, and (e) Consolidated Rental Expense for such period, minus (ii) cash One Time Charges for such period.

     "Environmental Laws" means all local, state or federal laws, rules, regulations, or ordinances pertaining to Hazardous Substances and environmental regulation, contamination or clean-up including, without limitation, the federal statutes commonly known as CERCLA and RCRA and all other federal or state lien or environmental clean-up statutes, all as now existing or hereafter amended or adopted.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Group" means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

     "Exchange Act" means the Securities Exchange Act of 1934.

     "Existing  Credit  Facilities"  means the credit  facilities  described  in
Article II of this Agreement.

     "Fixed Charge Coverage Ratio" means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) EBITDAR for the period of four fiscal quarters ending on such date to (b) Total Fixed Charges for the period of four fiscal quarters ending on such date.

     "FRB" means the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.

     "GAAP" means generally accepted accounting principles consistently applied. The definition of any accounting term used in this Agreement that is not specifically defined shall be the GAAP definition therefor.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Hazardous Substances" means (a) any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, or a hazardous, toxic or radioactive substance (or designated by any similar term) by or for purposes of any applicable Environmental Law; (b) asbestos and any substance or compound containing asbestos; and (c) any other hazardous, toxic or dangerous waste, substance or material, including but not limited to gasoline, crude oil, fuel oil, diesel oil, and any other related petroleum products.

CREDIT AGREEMENT                                                        Page 2

     "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations evidenced by notes, bonds, debentures or similar instruments; (c) all obligations issued, undertaken or assumed as the deferred purchase price of property or services; (d) all obligations with respect to capital leases (but not obligations with respect to operating leases); (e) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property; (f) all non-contingent obligations (and, for purposes of Article X and definition of Material Indebtedness all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under any Surety Instrument; (g) all indebtedness of others of the type referred to in clauses (a) through (f) secured by a Lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; (h) all Guaranty Obligations of such Person in respect of indebtedness of others of the type referred to in clauses (a) through (f), and (i) all preferred stock of such Person redeemable at the option of the holder during the Facility Period. Insurance reserves, tax reserves and interest thereon, salaries payable, taxes payable, dividends payable, trade accounts payable arising in the ordinary course of business, deferred investment tax credits, deferred compensation, deferred rents payable under non-capital leases, benefits payable, unearned income and other similar liabilities shall not constitute "Indebtedness."

     "Indebtedness Rating" means the long-term unsecured senior, non-credit enhanced debt rating of Borrower by Standard & Poor's Ratings Group or Moody's Investor Service Inc. (in the case of a split rating, the higher rating will apply, unless the split results in a difference of more than one rating, in which case the rating one rating below the highest rating will apply).

     "Independent Auditor" has the meaning specified in subsection 9.1(a).

     "L/C Agreement" means the Continuing Reimbursement Agreement for Letters of Credit dated January 7, 2003.

     "L/C Termination Date" means February 11, 2005.

     "Lender" means U.S. Bank National Association.

     "Lender's Authorized Representative" means any vice president or assistant relationship manager in the Commercial Banking Department of Lender.

     "LIBOR Rate" means the asking price per annum for U.S. Dollar denominated deposits in the London, England interbank market as such price is presented to Lender by Dow, Jones & Company through its Dow Jones Telerate, Inc. subsidiary or a similar quote reporting service.

     "Lien" means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan Documents" means this Agreement, the Notes, and all other documents and instruments attached hereto, referred to herein or heretofore, contemporaneously herewith or hereafter executed or delivered to Lender by any Person in connection with the indebtedness of Borrower to Lender hereunder.

     "Loan Party" means each party hereto other than Lender.

     "Loans" means the Revolving Loans under Article III and the Letters of Credit under Article IV.

     "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

     "Markus-Stiftung Stock Agreement" means the agreement dated February 15, 1980, among Borrower, Theo Albrecht Stiftung (now known as Markus-Stiftung) and Theo Albrecht, as amended by the First Amendment thereto dated as of April 11, 1984, the Second Amendment thereto dated as of September 25, 1989, and the Third Amendment thereto dated as of December 5, 1994 and any successor agreement.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities or financial condition of Borrower and its Consolidated Subsidiaries taken as a whole; (b) a material impairment of the ability of Borrower to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

     "Material Indebtedness" means Indebtedness (other than the Loans) of Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate outstanding principal amount exceeding $30,000,000.

 CREDIT AGREEMENT                                                        Page 3

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $30,000,000.

     "Maximum Letter of Credit Amount" means $42,500,000.

     "Maximum Revolving Loan Amount" means $100,000,000.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA, to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Multi-Year Credit Agreement" means the Credit Agreement dated as of March 22, 2000, among Borrower and the other financial institutions party thereto, including Lender, providing for a five-year revolving credit facility.

     "Note(s)" means the Revolving Note and the Continuing Reimbursement Agreement for Letters of Credit.

     "Notice of Borrowing" means a notice in  substantially  the form of Exhibit
B.

     "Obligation" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by Borrower to any Bank, any Designated Bidder, the Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

     "One Time Charges" means unusual material charges or credits against earnings which Borrower separately discloses in the discussion of the "Results of Operations" (including but not limited to merger related charges, restructuring charges, gains or losses from the disposition of assets and accounting changes).

     "Overnight Borrowing" means a short-term loan that must be repaid by Borrower on the Business Day following the Business Day in which it is borrowed.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

     "Person" means an individual or entity, including without limitation a corporation, general or limited partnership, limited liability company, trust, unincorporated association, government or government agency.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Prime Rate" means Lender's rate of interest publicly announced from time to time as its "Prime Rate."

     "Responsible Officer" means, as to any Person, the chief executive officer, the chief financial officer, or the treasurer or the president of such Person, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Person, or any other officer having substantially the same authority and responsibility.

     "Revolving Loan Termination Date" means the earlier of February 11, 2005, and the date Lender demands payment in full of the then outstanding balance of the Revolving Note.

     "Revolving Note" means the promissory note referred to in Section 3.3 hereafter.

     "Subsidiary" of a Person means any corporation or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of Borrower.

     "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

CREDIT AGREEMENT                                                        Page 4

     "Swap Contracts" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

     "Total Fixed Charges" means, for any period, for Borrower and its Subsidiaries on a consolidated basis (a) Consolidated Interest Expense for such period and (b) Consolidated Rental Expense for such period.

     "Unfunded Liability" means with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds
(ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued by unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "USBTS-Hong Kong" means U.S. Bank Trade Services - Hong Kong.

     "Wholly-Owned Consolidated Subsidiaries" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by Borrower.

                                   ARTICLE II
                           EXISTING CREDIT FACILITIES

     2.1 Documents. Borrower and Lender are parties to the following documents which relate to credit facilities ("Existing Credit Facilities").

          2.1.1 Multi-Year Credit Agreement.

          2.1.2 Continuing Reimbursement Agreement for Letters of Credit dated January 7, 2003.


                                   ARTICLE III
                                 REVOLVING LOANS

     3.1 Maximum Amount. Subject to the terms and conditions of this Agreement, Lender agrees to make loans to Borrower from time to time on a revolving credit basis (each a "Revolving Advance", collectively, "Revolving Loans"), provided that the aggregate principal amount of outstanding Revolving Loans shall at no time exceed the Maximum Revolving Loan Amount. The availability of Revolving Advances shall terminate on the Revolving Loan Termination Date.

     3.2 Use of Proceeds. Borrower shall use the proceeds of the Revolving Loans for short-term cash position management, working capital, and other lawful purposes.

     3.3 Revolving Note. The Revolving Loans shall be evidenced by a promissory note executed by Borrower in the principal amount of $100,000,000.00 substantially in the form attached as Exhibit A ("Revolving Note"). The Revolving Loans shall be subject to all terms and conditions of the Revolving Note and of this Agreement.

     3.4 Interest. Interest on the unpaid principal balance of the Revolving Note shall be due and payable at the times and at the rates set forth in the Revolving Note.

     3.5 Principal Payments. The principal balance of the Revolving Note shall be due and payable on the date indicated on the Revolving Note or if none, the Revolving Loan Termination Date, subject to the option of Borrower as set forth hereafter in Section 3.9.

     3.6 Additional Payments. In addition to the payments otherwise required on the Revolving Note, if at any time the outstanding principal balance of the Revolving Note exceeds the Maximum Revolving Loan Amount, Borrower shall pay to Lender on demand an amount equal to the amount by which such principal balance exceeds the Maximum Revolving Loan Amount.

     3.7 Requests for Revolving Advances. Whenever Borrower wishes to request a Revolving Advance, Borrower shall give Lender notice thereof in accordance with the Notice of Borrowing.

CREDIT AGREEMENT                                                        Page 5

     3.8 Overnight Borrowing. Of the Revolving Loans, Borrower may request a Revolving Advance of up to $100,000,000 (so long as the amount requested is available to be borrowed at the time of the request) for the purpose of an Overnight Borrowing.

          3.8.1 Interest Rate for Overnight Borrowing. The applicable interest rate for Overnight Borrowing shall be as set forth in the Revolving Note.

          3.8.2 Requests for Overnight Borrowing. Borrower must request an Overnight Borrowing between 9 a.m. and 3 p.m., Mountain Time, on a Business Day, by either telephonic or facsimile communication to Lender's Authorized Representative, originated or signed by Borrower's Authorized Representative.

     3.9 Term Loan Option. Not fewer than five (5) days and not more than thirty
(30) days prior to the Revolving Loan Termination Date, Borrower may provide written notice to Lender that the Revolving Loans outstanding as of the Revolving Loan Termination Date shall be converted into a Term Loan. If such notice is given, Lender agrees, on the terms and conditions hereinafter set forth, to make a term loan ("Term Loan") to Borrower on the Revolving Loan Termination Date, in a principal amount up to but not exceeding the outstanding Revolving Loans. Any amount of Lender's Term Loan repaid may not be reborrowed. Any such term loan will not exceed one year, and the interest rate applicable thereto shall be a variable rate based upon the LIBOR Rate for one week, one month, three months, or six months, at the option of Borrower, plus 25 Basis Points, plus a percentage based upon Borrower's then current Indebtedness Rating as follows:

---------------------------------- ---------------- ---------------- ----------------- ----------------- ------------------
       Indebtedness Ratings             A / A2           A- / A3        BBB+ / Baa1        BBB / Baa2        BBB- / Baa3
---------------------------------- ---------------- ---------------- ----------------- ----------------- ------------------
---------------------------------- ---------------- ---------------- ----------------- ----------------- ------------------
            Percentage                  .185%             .30%              .40%              .50%              .825%
---------------------------------- ---------------- ---------------- ----------------- ----------------- ------------------

                                   ARTICLE IV
                                LETTERS OF CREDIT

     4.1 Maximum Amount of Credits. Subject to the terms and conditions of this Agreement, Lender in its sole discretion and at its sole option may issue one or more standby and/or commercial Letters of Credit for the account of Borrower (each a "Letter of Credit"), provided that the L/C Outstandings shall not exceed at any one time the Maximum Letter of Credit Amount.

     4.2 Use of Letters of Credit. Borrower shall use the letters of credit to support performance bonds, to process import transactions, or for other lawful purposes.

     4.3 L/C Agreement. Borrower has executed or will execute contemporaneously with this Agreement the L/C Agreement.

     4.4 L/C Applications. Whenever Borrower wishes to request the issuance of a Letter of Credit, Borrower shall execute and deliver to Lender an application therefor in Lender's standard form, appropriately completed with all required information (an "L/C Application"). Each Letter of Credit shall be subject to all terms and conditions of this Agreement, the L/C Agreement, and the applicable L/C Application. In the event of any express conflict between the terms of this Agreement and of the L/C Agreement and the L/C Application, the terms of this Agreement shall control.

     4.5 Expiry Date. No Letter of Credit shall be issued on or after the L/C Termination Date. Each Letter of Credit shall have an expiration date no later than 365 days after the L/C Termination Date. Drafts drawn under a Letter of Credit may be sight drafts or time drafts; provided, however, that no draft shall have a maturity date later than 365 days after the L/C Termination Date.

     4.6 Reimbursement. Borrower hereby agrees to reimburse Lender an amount equal to the face amount of each draft drawn under each Letter of Credit in accordance with the terms of such Letter of Credit and the applicable L/C Agreement. Notwithstanding the terms of any L/C Agreement, in the event Borrower fails to pay Lender in accordance with the terms of any L/C Agreement, Borrower agrees to pay to Lender on demand interest on all amounts due under such Letter of Credit at the Default Rate.

     4.7 Certain Fees. In addition to any other fees set forth herein, Borrower agrees to pay to Lender on demand:

          4.7.1 With respect to each Letter of Credit and each draft drawn thereunder, Lender's customary issuance fees, processing fees, negotiation commissions and acceptance fees, as applicable.

          4.7.2 With respect to each commercial Letter of Credit issued through USBTS-Hong Kong, and each draft drawn thereunder, Lender's customary issuance fees, negotiation commissions and acceptance fees, as applicable, but no processing fee.

 CREDIT AGREEMENT                                                        Page 6

          4.7.3 With respect to each Commercial Letter of Credit not issued through USBTS-Hong Kong, and each draft drawn thereunder, Lender's customary issuance fees, negotiation commissions and acceptance fees, as applicable, and a processing fee of 12.5 Basis Points or $35, whichever is more, payable at the time of drawing by the beneficiary.

          4.7.4 With respect to each standby Letter of Credit, an issuing fee of 50 Basis Points per annum, calculated from and including the date of issuance (or date of renewal or extension if any) thereof to the expiry date thereof on the basis of actual days divided by 360.

                                    ARTICLE V
                                    LOAN FEES

     In addition to the Letter of Credit fees payable under Section 4.7, Borrower shall pay to Lender the following fees:

     5.1 A Facility Fee, payable at the end of each of calendar quarter, regardless of usage, computed by multiplying the Maximum Revolving Loan Amount by the following percentages which are based upon Borrower's Indebtedness Rating at the end of the applicable calendar quarter as follows:

---------------------------------- ---------------- ---------------- ----------------- ----------------- ------------------
      Indebtedness Ratings             A / A2           A- / A3        BBB+ / Baa1        BBB / Baa2        BBB- / Baa3
---------------------------------- ---------------- ---------------- ----------------- ----------------- ------------------
---------------------------------- ---------------- ---------------- ----------------- ----------------- ------------------
           Percentage                   .065%            .075%            .100%             .125%              .175%
---------------------------------- ---------------- ---------------- ----------------- ----------------- ------------------

     5.2 A Closing Fee of $100,000, payable on the Closing Date.


                                   ARTICLE VI
            ADDITIONAL TERMS APPLICABLE TO CERTAIN CREDIT FACILITIES


     6.1 Representation and Warranty of Credit Availability. Each request by Borrower for a Revolving Advance or Letter of Credit shall be deemed to be its representation and warranty that (a) such Revolving Advance may be made or such Letter of Credit issued without exceeding the applicable maximum amount determined in accordance with the provisions of this Agreement, (b) no Default has occurred, or will occur as a result of making such Revolving Advance or issuing such Letter of Credit, and (c) all representations and warranties set forth in this Agreement are true, accurate and complete as of the date of such request (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

     7.1 Conditions of Initial Loans. The obligations of Lender to make its initial Revolving Advance or issue any Letter of Credit hereunder is subject to the condition that Lender shall have received on or before the Closing Date all of the following, in form and substance satisfactory to Lender:

          (a) Credit Agreement and Notes. This Agreement and the Notes executed by Borrower;

          (b)  Resolutions; Incumbency.

               1. Copies of the resolutions of the board of directors of Borrower authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of Borrower; and

               2. A Certificate of the Secretary or Assistant Secretary of Borrower, dated the Closing Date, certifying the names, titles and true signatures of the officers of Borrower authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

          (c) Organization Documents; Good Standing. Each of the following documents:

               1. the articles or certificate of incorporation and the bylaws of Borrower as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of Borrower as of the Closing Date; and

               2. good standing certificates for Borrower from the Secretary of State (or similar applicable governmental authority) of its state of incorporation and the state of its principal offices;

CREDIT AGREEMENT                                                        Page 7

          (d) Legal Opinions.

               1. an opinion of the Executive Vice-President and General Counsel to Borrower, dated as of the Closing Date and addressed to Lender, substantially in the form of Exhibit D; and

          (e) Payment of Fees. Evidence of payment by Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Borrower's promise under this subsection (e) to pay Attorney Costs incurred or to be incurred by it through the closing proceedings including any such costs, fees and expenses arising under or referenced in Section 12.5;

          (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

               1. the representations and warranties contained in Article VIII are true and correct on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date; and except that the representation and warranty shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements have then been delivered, and to the most recent Form 10-K or 10-Q filed by Borrower with the SEC, in respect of the representations and warranties made in Article VIII Sections 8.5 and 8.10);

               2. no Default or Event of Default exists or would result from the initial Borrowing; and

               3. there has occurred since the date of the most recent Form 10-K or other public disclosure documents filed by Borrower with the SEC prior to the Closing Date (to the extent any such event or circumstance is disclosed in such document), no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

          (g) Documents and Actions Relating to the Multi-Year Credit Agreement. A certificate of a Responsible Officer of Borrower certifying that there are no defaults in payment and performance of the Multi-Year Credit Agreement in accordance with the terms and conditions thereof; and

          (h) Other Documents. Such other approvals, opinions, documents or materials as Lender may reasonably request.

     7.2 Conditions to All Borrowings. The obligation of Lender to make any Revolving Loan or issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

          (a) Notice of Borrowing. As to any Loan, Lender shall have received a Notice of Borrowing;

          (b) Continuation of Representations and Warranties. The representations and warranties in Article VIII shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date; and except that this subsection (b) shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements have then been delivered, and to the most recent Form 10-K or 10-Q filed by Borrower with the SEC, in respect of the representations and warranties made in
               Section VIII Sections 8.5 and 8.10);

          (c) No Material Adverse Effect. There has occurred since the date of the most recent Form 10-K or other public disclosure document filed by Borrower with the SEC prior to the Closing Date (to the extent any such event or circumstance is disclosed in such document), no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

          (d) No Existing Default. No default or Event of Default shall exist or shall result from such Borrowing.

     Each Notice of Borrowing submitted by Borrower hereunder shall constitute a representation and warranty by Borrower hereunder, as of the date of each such notice or request and as of each Borrowing Date, that the conditions in this
Section 7.2 are satisfied.

CREDIT AGREEMENT                                                        Page 8

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

     Borrower hereby represents and warrants:

     8.1 Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     8.2 Subsidiaries. Each of Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     8.3 Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by Borrower of the Loan Documents are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or result in the creation or imposition of any Lien on any asset of Borrower or any of its Subsidiaries.

     8.4 Binding Effect. This Agreement and each other Loan Document to which Borrower is a party constitutes a valid and binding agreement of Borrower, and each Note and Loan Document, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms.

     8.5 Litigation. Except as disclosed in Borrower's most recent Form 10-K or other public disclosure, there is no action, suit or proceeding pending against, or to the knowledge of Borrower threatened against or affecting, Borrower or any of its Subsidiaries before any court or arbitrator or any Governmental Authority in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect.

     8.6 ERISA Compliance. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan.

     8.7 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 3.2 and
Section 4.2.

     8.8 Title to Properties; Liens. Borrower and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The property of Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted under Section 10.1.

     8.9 Taxes. Borrower and its Subsidiaries have filed all United States federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by Borrower or any Subsidiary, other than any such taxes being contested in good faith and for which appropriate reserves have been established on the books and records of Borrower in accordance with GAAP. The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of Borrower, adequate.

     8.10 Financial Information. The most recent consolidated balance sheet of Borrower and its Consolidated Subsidiaries and the related consolidated statements of earnings, cash flows and stockholders' equity for the fiscal year then ended, reported on by Deloitte & Touche and set forth or as incorporated by reference in Borrower's most recent Form 10-K, a copy of which has been delivered to Lender, fairly represent, in conformity with GAAP, the consolidated financial position of Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     8.11 Environmental Matters. In the ordinary course of its business, Borrower considers the effect of Environmental Laws on the business, operations and properties of Borrower and its Subsidiaries as such business, operations and properties exist at the time. On this basis, Borrower has reasonably concluded that Environmental Laws at the time in effect are unlikely to have a Material Adverse Effect.

     8.12 Regulated Entities. Borrower is not an "Investment Company" within the meaning of the Investment Company Act of 1940. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

CREDIT AGREEMENT                                                        Page 9

     8.13 Insurance. The properties of Borrower and its Consolidated Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles (and with such risk retention) and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Subsidiary operates.

     8.14 Access Laws. Borrower and its Consolidated Subsidiaries are to the best of Borrower's knowledge and belief, not in violation of any Access Laws applicable to their operations to the extent that there is a reasonable possibility of an adverse decision or decisions which separately or together could have a Material Adverse Effect.

     8.15 Disclosure. All information heretofore furnished by Borrower to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Borrower to Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified.

                                   ARTICLE IX
                              AFFIRMATIVE COVENANTS

     Until payment and performance in full of all obligations of Borrower under the Loan Documents, Borrower agrees that so long as Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless Lender waives compliance in writing:

     9.1 Information. Borrower will deliver to Lender:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of the end such fiscal year and the related consolidated statements of earnings, cash flows and stockholder's equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the SEC by Deloitte & Touche or other independent public accounts of nationally recognized standing (the "Independent Auditor"). Such report shall not be qualified as to (i) going concern or
     (ii) any limitation in the scope of the audit.

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of earnings for such quarter and for the portion of Borrower's fiscal year ended at the end of such quarter and the consolidated statement of cash flows for the portion of Borrower's fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a Compliance Certificate of the chief financial officer or the chief accounting officer of Borrower;

          (d) simultaneously with the delivery of each set of financial statements referred to in subsection (a), a statement of the Independent Auditor which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the Compliance Certificate delivered simultaneously therewith pursuant to subsection (c);

          (e) forthwith upon the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of Borrower setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of Borrower generally, copies of all financial statements, reports and proxy statements so mailed and not previously delivered to Lender pursuant to this Section 9.1;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which Borrower shall have filed with the SEC and not previously delivered to Lender pursuant to this Section 9.1;

          (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any

CREDIT AGREEMENT                                                        Page 10
     such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of Borrower setting forth details as to such occurrence and action, if any, which Borrower or applicable member of the ERISA Group is required or proposes to take; and

         (i) from time to time such additional information regarding the consolidated financial position of Borrower as Lender may reasonably request.

As to any information contained in materials furnished pursuant to subsection 9.1(g), Borrower shall not be separately required to furnish such information under subsection (a) or (b) above, but the foregoing shall not be in derogation of the obligation of Borrower to furnish the information and materials described in subsection 9.1(a) and (b) above at the times specified therein.

     9.2 Conduct of Business and Maintenance of Existence. Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that Borrower may (a) discontinue operations or dispose of property in the normal conduct of its business and (b) cause the dissolution of Subsidiaries or the merger of a Subsidiary into Borrower or into another Subsidiary as it may from time to time reasonably deem necessary or desirable in the conduct of its business.

     9.3 Maintenance of Property. Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; provided that Borrower and each of its Subsidiaries may discontinue operations and dispose of property in the normal conduct of its business.

     9.4 Insurance. Borrower will maintain, and will cause each Subsidiary to maintain with financially sound and reputable insurance companies, insurance on all their real and personal property in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against by companies of established repute engaged in the same or similar business as Borrower or such Subsidiary, and Borrower will promptly furnish to Lender such information as to insurance carried as may be reasonably requested in writing by Lender.

     9.5 Payment of Obligations. Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with the GAAP, appropriate reserves for the accrual of any of the same.

     9.6 Compliance With Laws. Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including
Environmental Laws and ERISA), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and non-compliance during the period of such contest could not reasonably be expected to have a Material Adverse Effect.

     9.7 Inspection of Property, Books and Records. Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Upon the occurrence and during the continuance of a Default, Borrower will permit, and will cause each Subsidiary to permit, representative of Lender at Lender's expense, to examine any of their respective books and records (except as they relate to Borrower's trade secrets or other proprietary information of Borrower other than any information required to be delivered to Lender by Borrower under Section 9.1) and to discuss their respective finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     9.8 Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by Borrower for the purposes set forth in Sections 3.2 and 4.2 and other lawful corporate purposes.

CREDIT AGREEMENT                                                        Page 11

         9.9 Further Assurances. Promptly upon request by Lender, Borrower shall do, execute, acknowledge, and deliver, any and all such further acts, certificates, assurances and other instruments Lender may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement or any other Loan Document.

                                    ARTICLE X
                               NEGATIVE COVENANTS

     So long as Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless Lender waives compliance in writing:

     10.1 Limitation on Liens. Neither Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement securing the Indebtedness outstanding on the date of this Agreement in an aggregate principal amount not exceeding $500,000,000;

          (b) any Lien existing on any specific tangible asset or assets of any Person at the time such Person becomes a Consolidated Subsidiary and not created in contemplation of such event, subject to subsection (e);

          (c) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that (i) in the case of land acquired for the purpose of constructing new business or operating facilities thereon, (A) such Lien attaches to such land within 24 months after the acquisition thereof and
     (B) construction of such new business or operating facilities thereon is substantially complete within 24 months after the acquisition of such land and (ii) in the case of any asset other than an asset of the type described in the preceding clause (i), such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

          (d) any Lien on any specific tangible asset or assets of any Person existing at the time such Person is merged or consolidated with or into Borrower or a Consolidated Subsidiary and not created in contemplation of such event, subject to subsection (e);

          (e) any Lien existing on any specific tangible asset or assets prior to the acquisition thereof by Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition; provided that in the case of any Lien permitted under this subsection (e) or under subsections (b) and
     (d), any such Lien does not by its terms cover any such tangible assets after the time Borrower directly or indirectly acquires such assets which were not covered immediately prior thereto, and any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time of acquisition of such assets;

          (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Indebtedness is not increased and is not secured by any additional assets;

          (g) Liens arising in the ordinary course of its business which (i) do not secure Indebtedness and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (h) Liens arising from Borrower's or a Subsidiary's pledging of equipment, not otherwise permitted by the foregoing clauses of this Section, securing Indebtedness in an aggregate principal amount at any time outstanding not to exceed $500,000,000; and

          (i) Liens on real property; provided that the aggregate value of real property owned by Borrower (not including for purposes of this proviso any real property acquired or held by Borrower subject to the interest of a lessor under a capital lease relating to such real property), as determined on a lower of cost or Fair Market Value basis (as defined below), exceeds the aggregate principal amount of Indebtedness secured by Liens on such real property in an amount not less than $250,000,000.

     For purposes of Section 10.1 ("Fair Market Value") means with respect to any real property of Borrower or any Subsidiary at any date the open market cash purchase price that an informed and willing purchaser would pay for such real property in an arm's-length transaction to a willing and informed owner under no compulsion to sell, all as determined (i) if no Default has occurred and is continuing, at the option of Lender either (A) in good faith by the Board of Directors of Borrower or (B) by an appraisal conducted by an independent appraiser satisfactory to the Agent and Borrower, the cost of such appraisal to be shared equally by Borrower and Lender, and (ii) if a Default has occurred and is continuing, by an appraisal conducted by an independent appraiser satisfactory to Lender and Borrower, the cost of such appraisal to be borne solely by Borrower.

CREDIT AGREEMENT                                                        Page 12

     10.2 Disposition of Assets. Borrower will not (i) consolidate or merge with or into any other Person or (ii) directly or indirectly sell, lease or otherwise transfer all or any substantial part of the assets of Borrower and its Consolidated Subsidiaries, considered as a whole, to any other Person; provided that Borrower may merge with another Person if (A) Borrower is the Person surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred or be continuing.

     10.3 Limitation on Subsidiary Indebtedness and Swap Contracts. Borrower shall not permit any Subsidiary to create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness or Swap Contracts, except:

          (a) Indebtedness incurred pursuant to this Agreement;

          (b) endorsements for collection or deposit in the ordinary course of business;

          (c) Swap Contracts outstanding as of the Closing Date or entered into thereafter in the ordinary course of business;

          (d)  Surety Instruments in the ordinary course of business;

          (e) Indebtedness existing on the Closing Date in an amount not to exceed $3,200,000;

          (f)  Indebtedness  secured by Liens permitted by subsections  10.1(b),
               (c), (d), (e) and (i);

          (g) capital leases entered into by any Subsidiary after the Closing Date to finance the acquisition of equipment;

          (h)  Indebtedness   of  Wholly-Owned   Consolidated   Subsidiaries  of
               Borrower to Borrower or to other Wholly-Owned Consolidated Subsidiaries of Borrower; and

          (i) additional Indebtedness incurred after the Closing Date not exceeding $500,000,000 in aggregate principal amount at any time outstanding.

     10.4 Use of Proceeds. Borrower shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly,
(i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance Indebtedness of Borrower or others incurred to purchase or carry Margin Stock,
(iii) to extend credit for the purpose of purchasing or carrying any Margin Stock or (iv) for any other purpose which violates Regulations T, U or X of the FRB.

     10.5 Minimum Consolidated Tangible Net Worth. Borrower shall not permit its Consolidated Tangible Net Worth at any time to be less than $3,000,000,000; provided that upon (a) the purchase from time to time of common stock of Borrower by Borrower from one or more of the J.A. and Kathryn Albertson Foundation, Inc., or donees pursuant to the terms of the Foundation Stock Agreement, or (b) the purchase from time to time of common stock of Borrower by Borrower from Theo Albrecht or from Markus-Stiftung pursuant to the terms of the Markus-Stiftung Stock Agreement, Consolidated Tangible Net Worth shall be increased, for purposes of subsequent calculations hereunder, by an amount (the "CTNW Adjustment") equal to the excess (if any) of (i) the amount by which the purchase price of such common stock reduces Consolidated Tangible Net Worth over
(ii) the amount by which Consolidated Tangible Net Worth has been increased through the sale of common stock subsequent to the date of such purchase, excluding the effect of the exercise of employee stock options, all as determined in accordance with GAAP.

     10.6 Fixed Charge Coverage Ratio. Borrower shall not permit its Fixed Charge Coverage Ratio as determined as of the last day of any fiscal quarter to be less than 2.70 to 1.00.

                                   ARTICLE XI
                                EVENTS OF DEFAULT

     11.1 Events of Default. Any of the following shall constitute an "Event of Default":

               (a) Non-Payment. Borrower fails to make (i) when and as required to made herein, payments of any amount of principal of any Loan, or
          (ii) within five Business Days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document; or

               (b) Representation or Warranty. Any representation, warranty, certification, or statement made by Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect on or as of the date made (or deemed made); or

 CREDIT AGREEMENT                                                       Page 13

               (c) Specific Defaults. Borrower shall fail to observe or perform any covenant contained in Sections 10.1 through 10.5, inclusive; or

               (d) Other Defaults. Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b) or (c) above) for 15 Business Days after the earlier of (i) the date upon which the chief financial officer, chief accounting officer or other senior officer of Borrower knew or reasonably should have known of such failure; or (ii) notice thereof has been given to Borrower by Lender; or

               (e) Cross-Default. Borrower or any Subsidiary (A) fails to make any payment in respect of any Material Indebtedness (other than in respect of Swap Contracts), when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Material Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Material Indebtedness or beneficiary or beneficiaries of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Material Indebtedness to be declared to be due and payable, or to be prepaid prior to its stated maturity, or to become payable, or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which Borrower or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than $30,000,000; or

               (f) Insolvency; Voluntary Proceedings. Borrower or any Subsidiary
          (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) consents to or commences a voluntary Insolvency Proceeding with respect to itself; or (iv) takes any corporate action to authorize any of the foregoing; or

               (g)  Involuntary  Proceedings.   (i)  An  involuntary  Insolvency
          Proceeding shall be commenced or filed against Borrower or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Borrower's or any Subsidiary's properties, and any such proceeding or petition shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

               (h) ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $30,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV or ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $30,000,000; or

               (i) Monetary Judgments. A judgment or order for the payment of money in excess of $30,000,000 shall be rendered against Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

               (j) Change of Control. There occurs any Change of Control.

     11.2 Remedies. If any Event of Default occurs, then, and in every such event, Lender shall (i) have no further obligation to make Loans, (ii) by notice to Borrower declare the Loans (together with accrued interest thereon and all

CREDIT AGREEMENT                                                        Page 14
other amounts owing under the Loan Documents) to be, and the Loans (and such interest and other amounts) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and (iii) exercise all rights and remedies available to it under the Loan Documents or applicable law; provided that in the case of any of the Events of Default specified in subsections (f) or (g) (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), without any notice to Borrower or any other act by Lender, the obligation to make Loans shall thereupon terminate and the Loans (together with accrued interest thereon and all other amounts owing under the Loan Documents) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

     11.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE XII
                                  MISCELLANEOUS

     12.1 No Waiver by Lender. No failure or delay of Lender in exercising any right, power or remedy under this Agreement or any Loan Document shall operate as a waiver of such right, power or remedy of Lender or of any other right. A waiver of any provision of any Loan Document shall not constitute a waiver of or prejudice Lender's right otherwise to demand strict compliance with that provision or any other provision. Any waiver, permit, consent or approval of any kind or character on the part of Lender must be in writing and shall be effective only to the extent specifically set forth in such writing.

     12.2 Costs and Fees. Without limiting any other provisions of this Agreement, Borrower hereby agrees to pay Lender on demand an amount equal to all costs and expenses incurred by Lender in connection with the negotiation, preparation, execution, administration and enforcement of the Loan Documents, including without limitation all fees of outside counsel.

     12.3 Agreements Enforceable. Borrower reaffirms the representations and warranties in each of the existing Loan Documents and acknowledges that except as amended previously or herein, each such Loan Document remains in full force and effect and is and shall remain valid and enforceable in accordance with its terms.

     12.4 Notices. Except as otherwise specifically set forth in any Loan Document, all notices, requests and demands hereunder shall be in writing, and shall be deemed to have been given when hand-delivered, when deposited in the mail as first class, registered or certified mail, postage prepaid, or when sent by telecopier, addressed as set forth below; provided, however, that any notice, request or demand by Borrower to Lender shall not be effective until received by Lender. Any party may at any time change its address for notices by giving notice of such change to the other parties.

           If to Borrower:           Albertson's, Inc.
                                     250 Parkcenter Boulevard
                                     Boise, ID  83706
                                     Facsimile (208) 395-5407 and 395-6021

           If to Lender:             U.S. Bank National Association
                                     National Corporate Banking
                                     P.O. Box 8247
                                     Boise, Idaho 83733
                                     Facsimile (208) 383-7574

     12.5 Collection Costs and Attorney Fees. Whether or not litigation is commenced, Borrower promises to pay all costs of collecting any amounts which may become due to Lender under any of the Loan Documents. Without limiting the foregoing, if litigation is commenced to enforce or construe any term of any of the Loan Documents, the prevailing party shall be entitled to recover from the other party all costs thereof, including but not limited to such sums as the court may adjudge reasonable as attorney fees at trial, in any appellate proceeding, proceeding under the bankruptcy code or receivership and post-judgment attorney fees incurred in enforcing any judgment.

     12.6 Integration; Conflicting Terms. This Agreement together with the other Loan Documents comprises the entire agreement of the parties on the subject matter hereof and supersedes and replaces all prior agreements, oral and written, on such subject matter. If any term of any of the other Loan Documents expressly conflicts with the provisions of this Agreement, the provisions of this Agreement shall control; provided, however, that the inclusion of supplemental rights and remedies of Lender in any of the other Loan Documents shall not be deemed a conflict with this Agreement.

     12.7 Governing Law and Jurisdiction.

          12.7.1 THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF IDAHO; PROVIDED THAT BORROWER AND LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          12.7.2 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF IDAHO OR OF THE UNITED STATES FOR THE DISTRICT OF IDAHO, AND BY EXECUTION
     AND DELIVERY OF THIS AGREEMENT, BORROWER AND LENDER CONSENT, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS, AND IRREVOCABLY WAIVE ANY

CREDIT AGREEMENT                                                        Page 15

     OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER AND LENDER EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY IDAHO LAW.

     12.8 Additional Acts. Upon request by Lender, Borrower will from time to time provide such information, execute such documents and do such acts as may reasonably be required by Lender in connection with any indebtedness or obligations of any of them to Lender.

     12.9 Documents Satisfactory to Lender. All information, documents and instruments required to be executed or delivered to Lender shall be in form and substance satisfactory to Lender.

     12.10 Waiver of Jury Trial. BORROWER AND LENDER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     12.11 Exhibits. All Exhibits referred to herein are attached hereto and hereby incorporated by reference as if fully set forth herein.

     12.12 Computations. All interest rates and fees referred to herein shall be computed on the basis of a 360-day year and applied to the actual number of days elapsed.

     12.13 References.

     12.13.1 References to any Loan Document shall mean such Loan Document as amended, modified, supplemented or extended from time to time and any number of substitutions, renewals and replacements thereof or therefor.

     12.13.2 References to governmental laws, statutes, ordinances, rules and regulations shall be construed as including all amendments, consolidations and replacements thereof or therefor.

     12.14 Counterparts. This Agreement may be executed in any number of counterparts. Each signed counterpart shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.


BORROWER:                                      LENDER:
ALBERTSON'S, INC.                              U.S. BANK NATIONAL ASSOCIATION


By  /s/ John F. Boyd                           By   /s/ James Henken
    --------------------------------                ---------------------------
    Group Vice President & Treasurer                Vice President


CREDIT AGREEMENT                                                        Page 16